23.1                     CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form SB-1 of our report, dated March 27, 2000, except for Notes 7 and 9, as to which the date is April 12, 2000, relating to the consolidated financial statements of TMEX USA, Inc. and subsidiary.

/s/ Singer Lewak Greenbaum & Goldstein LLP
------------------------------------------
Santa Ana, California
May 3, 2000